EXHIBIT 23.3

The Board of Directors/Partners
AmHealth Corporation and its
    Related Health Care Entities

We consent to use of our report included herein on the combined financial statements of AmHealth Corporation and its related health care entities as of December 31, 1994 and 1993 and for the years then ended. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.


                                          LONG, CHILTON, PAYTE & HARDIN, LLP
                                          Certified Public Accountants

McAllen, Texas
May 17, 1996